                                                                    EXHIBIT 99.2


[CDI Cal Dive International Logo]
The New Generation Energy Services Company

                                                   400 N. SAM HOUSTON PARKWAY E.
                                                                       SUITE 400
                                                            HOUSTON, TEXAS 77060
                                                                  (281) 618-0400
                                                                 www.caldive.com


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CORPORATE FAX: (281) 618-0500              SALES / DEEPWATER FAX: (281) 618-0501

                     ESTIMATING FAX: (281) 618-0502
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2003 THIRD QUARTER REPORT
                                                                November 3, 2003

TO OUR SHAREHOLDERS:

Our business model which combines marine contracting and oil and gas operations has produced significant improvements in our top and bottom lines and cash flow in a challenging year for subsea construction. Our offshore contracting businesses contributed 31% of the quarter's profitability, right on the 30% targeted for 2003. Nine month oil and gas revenues cracked the $100 million mark for the first time in our history. (The prior high was $71 million set over the full 12 months of 2000). The combination of high commodity prices and ERT's low cost operating structure delivered almost 50% gross profit margins in Q3. The recently issued John S. Herold 2003 Global Upstream Performance Review recognized the profit performance of our oil and gas activities.

FINANCIAL HIGHLIGHTS

The third quarter was almost a mirror image of the sequential second quarter with 15% operating margins and net income that represented 9% of revenues.


                                                   THIRD QUARTER                                    NINE MONTHS
                                    ----------------------------------------        -----------------------------------------
                                          2003           2002       INCREASE            2003             2002        INCREASE
                                          ----           ----       --------            ----             ----        --------
Revenues                            $103,855,000    $84,015,000        24%          $294,594,000     $210,248,000       40%
Net Income (common shares)             8,937,000      2,952,000       203%            23,886,000       13,167,000       81%
Diluted Earnings Per Share                  0.24           0.08       200%                  0.63             0.37       70%


  o REVENUES: Nearly all of $20 million increase in consolidated revenues over the prior year quarter was due to significantly higher levels of oil and gas production and commodity prices. Marine Contracting revenues were up slightly (3%) as a strong performance by our robotics company offset a decline in rates in the North Sea construction market.

  o GROSS PROFIT: 23% margins compare to 14% in the year ago quarter, reflecting improved performance in both of our segments. Marine Contracting margins of 11% were down from 14% in this year's second quarter due in part to higher costs associated with a new offshore insurance package which commenced July 1.

  o SG&A: $8.6 million is identical to the run rate of the first two quarters with the increase over last year due principally to the ERT Incentive Program.

  o LIQUIDITY & DEBT: EBITDA of $33.1 million represented 32% of third quarter revenues and took nine month cash flow to $91 million, an 84% improvement over 2002 levels. Total debt (long term and current maturities) of $227 million was unchanged in comparison with the balance at the beginning of the year. During the quarter, our Canyon UK subsidiary entered into a $12.0 million, five year term facility to provide the basis for CDI to realize a lower UK and consolidated tax rate.


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MARINE CONTRACTOR    o    DEEPWATER TECHNICAL SERVICES     o    GAS PRODUCTION

OPERATIONAL HIGHLIGHTS

o DEEPWATER CONTRACTING: Our ability to find work for our DP vessels outside of the Gulf of Mexico resulted in 78% utilization, essentially the same as the second quarter and up from 71% in Q3 last year. The UNCLE JOHN remained in Mexican waters although it lost a few days switching to a new contract at slightly lower rates. The ECLIPSE continues to perform exceptionally well in the Middle East, a geographic region that seldom sees a vessel with her capability. The MYSTIC VIKING completed robotic support work for CANYON and then mobilized offshore Trinidad where the vessel will be for the remainder of the year. After a very slow start, the INTREPID mobilized to Long Island Sound for work on the Iroquois pipeline, a project which carried through until her late October return to the Gulf for Gunnison. That left the WITCH QUEEN as the only DP construction vessel operating in the Gulf for the entire quarter where she handled a number of our typical, short term construction projects. Several pipeline burial projects, which included deployment of the state-of-the-art T750 trenching unit, enabled CANYON to deliver the best quarter since we acquired the company: $13.3 million of revenues with margins in the high 20% range. With the T750 installed on the NORTHERN CANYON, the profit contribution of that vessel improved significantly. In addition, the MERLIN had reasonable utilization (71%) supporting robotic projects in the Gulf of Mexico throughout the quarter.

o WELL OPERATIONS: While we were able to keep the two Well Ops vessels away from the dock (83% utility) revenues just under $15 million were only at breakeven levels. Pricing in the North Sea has deteriorated due to a lack of both construction and drilling activity. The SEAWELL had an effective rate per day that was half of what she realized in Q3 a year ago working the same number of days (80). The Q4000 worked 72 days setting jumpers at Shell NaKika and Shell Princess in addition to a deepwater decommissioning project which involved the first deployment of the Well Ops purpose built intervention riser system. In contrast, a year ago this vessel had only 44 days of utilization.

o SHELF CONTRACTING: The 11 vessels dedicated to the OCS had a solid quarter even though there has been essentially no construction season this year. Utilization of 67%, up from 55% in the second quarter and Q3 a year ago, enabled revenues of $21 million at margins that are good in the current market environment. This performance reflects our significant market share and focus on life-of-field services (inspection, maintenance and repair). Our competition consists of larger contractors experiencing significant financial problems and/or small diving companies with limited assets and infrastructure. For the first time in two years, our primary salvage asset, BARGE I, saw considerable activity (70 days of utilization versus 48 in the year ago quarter) as we worked on decommissioning projects for Ocean Energy, McMoRan and Pogo Producing.

o OIL AND GAS: Revenues of $34 million more than doubled those of Q3 last year driven by a 64% increase in production and commodity prices which were 31% higher. Production of 7.2 BCFe was above our current quarterly run rate of 7.0 BCFe as we resolved a disputed product allocation issue which allowed ERT to sell 25,000 barrels of crude oil inventory in a one-time transaction. Our average price realizations, net of hedging, were $4.61/mcf of natural gas and $27.38/bbl versus $3.22/mcf and $26.74/bbl in the year ago quarter. With the inventory sale, oil represented 44% of third quarter revenues in contrast to the 39% it has averaged this year. Gross profit margins were just under 50%, an improvement from 43% a year ago due in part to higher prices but also to improved efficiency in the operation of our offshore facilities.

o GUIDANCE: We expect another quarter quite similar to the prior two, which would suggest full year earnings per share in a range of 85 cents to 95 cents.


Respectfully submitted,

  /s/ OWEN E. KRATZ               /s/ MARTIN R. FERRON       /s/ S. JAMES NELSON, JR.          /s/ A. WADE PURSELL
 -----------------------         ------------------------    ------------------------          -----------------------
      Owen E. Kratz                   Martin R. Ferron           S. James Nelson, Jr.              A. Wade Pursell
          Chairman                         President                Vice Chairman              Chief Financial Officer
Chief Executive Officer          Chief Operating Officer


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MARINE CONTRACTOR    o    DEEPWATER TECHNICAL SERVICES     o    GAS PRODUCTION

                          CAL DIVE INTERNATIONAL, INC.

               COMPARATIVE CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                                         SEPT. 30,             SEPT. 30,
                                                                                    -------------------   -------------------
(000'S OMITTED, EXCEPT PER SHARE DATA)                                                2003       2002       2003       2002
--------------------------------------                                              --------   --------   --------   --------
Net Revenues:
  Marine Contracting                                                                $ 69,897   $68,102    $193,108   $172,132
  Oil and Gas Production                                                              33,958    15,913     101,486     38,116
                                                                                    --------   -------    --------   --------
     Total Revenues                                                                  103,855    84,015     294,594    210,248
Cost of Sales:
  Marine Contracting                                                                  62,530    63,322     176,319    149,838
  Oil and Gas Production                                                              17,320     9,120      50,877     20,534
                                                                                    --------   -------    --------   --------
Gross Profit                                                                          24,005    11,573      67,398     39,876
  Selling and Administrative                                                           8,620     6,372      26,201     18,869
                                                                                    --------   -------    --------   --------
Income from Operations                                                                15,385     5,201      41,197     21,007
  Interest Expense (Income), net & Other                                                 855       659       3,034        750
                                                                                    --------   -------    --------   --------
Income Before Income Taxes                                                            14,530     4,542      38,163     20,257
  Income Tax Provision                                                                 5,231     1,590      13,739      7,090
                                                                                    --------   -------    --------   --------
Income Before Change in Accounting Principle                                           9,299     2,952      24,424     13,167
  Cumulative Effect of Change in Accounting Principle, net                                 0         0         530          0
                                                                                    --------   -------    --------   --------
Net Income                                                                             9,299     2,952      24,954     13,167
  Preferred Stock Dividends and Accretion                                                362         0       1,068          0
                                                                                    --------   -------    --------   --------
Net Income Applicable to Common Shareholders                                        $  8,937   $ 2,952    $ 23,886   $ 13,167
                                                                                    ========   =======    ========   ========
Other Financial Data:
  Income from Operations                                                            $ 15,385   $ 5,201    $ 41,197   $ 21,007
  Depreciation and Amortization:
     Marine Contracting                                                                8,443     8,151      24,370     19,137
     Oil and Gas Production (including accretion)                                      9,233     4,529      25,450      9,206
                                                                                    --------   -------    --------   --------
  EBITDA (1)                                                                        $ 33,061   $17,881    $ 91,017   $ 49,350
                                                                                    ========   =======    ========   ========
Weighted Avg. Shares Outstanding:
  Basic                                                                               37,665    37,268      37,618     34,888
  Diluted                                                                             37,776    37,432      37,715     35,231
                                                                                    ========   =======    ========   ========
Net Income per Common Share Basic:
  Net Income Before Change in Accounting Principle                                  $   0.24   $  0.08    $   0.62   $   0.38
  Cumulative Effect Of Change in Accounting Principle                               $   0.00   $  0.00    $   0.01   $   0.00
                                                                                    --------   -------    --------   --------
  Net Income Applicable to Common Shareholders                                      $   0.24   $  0.08    $   0.63   $   0.38
                                                                                    ========   =======    ========   ========
Diluted:
  Net Income Before Change in Accounting Principle                                  $   0.24   $  0.08    $   0.62   $   0.37
  Cumulative Effect Of Change in Accounting Principle                               $   0.00   $  0.00    $   0.01   $   0.00
                                                                                    --------   -------    --------   --------
  Net Income Applicable to Common Shareholders                                      $   0.24   $  0.08    $   0.63   $   0.37
                                                                                    ========   =======    ========   ========

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(1) The Company calculates EBITDA as earnings before net interest expense, taxes, depreciation and amortization. EBITDA is a supplemental financial measurement used by CDI and investors in the marine construction industry in the evaluation of its business due to the measurement being similar to performance of operations.

                    COMPARATIVE CONSOLIDATED BALANCE SHEETS

ASSETS                                                             LIABILITIES & SHAREHOLDERS' EQUITY
----------------------------------------------------------------   --------------------------------------------------------------
(000'S OMITTED)                   SEPT. 30, 2003   DEC. 31, 2002                                   SEPT. 30, 2003   DEC. 31, 2002
---------------                   --------------   -------------                                   --------------   -------------
Current Assets:                                                    Current Liabilities:
  Cash                               $  2,712        $      0
  Restricted cash                       2,432           2,506        Accounts payable                 $ 54,756        $ 62,798
  Accounts receivable                  97,101          75,418        Accrued liabilities                37,282          34,790
  Other current assets                 33,150          38,195        Current mat of L-T debt            14,109           4,201
                                     --------        --------      -----------------------------      --------        --------
Total Current Assets                  135,395         116,119      Total Current Liabilities           106,147         101,789

Net Property & Equipment:                                          Long-term debt                      215,439         223,576
  Marine Contracting                  430,302         418,056      Deferred income taxes                87,540          71,208
  Oil and Gas                         173,040         178,295      Decommissioning liabilities          66,673          92,420
Goodwill                               80,228          79,758      Other non-current liabilities         2,025           9,500
Investment in Deepwater
  Gateway, LLC                         34,373          32,688      Convertible preferred stock          24,437               0
Other assets, net                      17,057          11,094      Shareholders' equity                368,134         337,517
                                     --------        --------      -----------------------------      --------        --------
Total Assets                         $870,395        $836,010      Total Liabilities & Equity         $870,395        $836,010
                                     ========        ========      =============================      ========        ========